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Exhibit 99.01

Residual Value Obligation
Quarterly certificate for the quarter ended March 31, 2008

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 15, 2008	February 15, 2008	March 17, 2008
Allocation Dates during quarter:	January 16, 2008	February 19, 2008	March 18, 2008
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$875,410,569
AFCC Amount at end of quarter:			$908,478,694

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately precedingAllocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$55,691
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$875,410,569
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:			$10,942,632

less: Residual Cash Flow allocated to AFCC Amount:	$(55,691)
AFCC Amount after allocation:	$886,297,510
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$38,995
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$886,297,510
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$11,078,719
less: Residual Cash Flow allocated to AFCC Amount:	$(38,995)
AFCC Amount after allocation:	$897,337,234

Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$75,255
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$897,337,234
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$11,216,715
less: Residual Cash Flow allocated to AFCC Amount:	$(75,255)
AFCC Amount after allocation:	$908,478,694
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

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  Exhibit 99.01
Residual Value Obligation Quarterly certificate for the quarter ended March 31, 2008